Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated June 26, 2026, relating to the financial statements and schedules of Seneca Foods Corporation Employees’ Savings Plan (the Plan) appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Buffalo, New York

August 6, 2026